Exhibit 99.1

For Immediate Release

KIWIBOX.COM:

NOT ONLY AN ONLINE COMMUNITY TO EXPLORE, CONNECT, PARTY

OPERATIONAL UPDATE FOR THE SECOND QUARTER 2014

NEW YORK - July 28, 2014 - Kiwibox.com ["Kiwibox" - KIWB.OB] is pleased to announce the activity and user development in the second quarter ended June 30, 2014.

SECOND QUARTER OPERATIONAL HIGHLIGHTS OF KIWIBOX GROUP

• Active Members – 2.87 Mio as of June 30, 2014, an increase of 7.2 % yoy.

• New Registrations – 235,596 in 2nd quarter 2014, an increase of 42.3 % over the year earlier period.

• Unique Visitors – 4.38 Mio in 2nd quarter 2014, an increase of 1.2 % over the year earlier period.

• Page Impressions – 511.4 Mio in 2nd quarter 2014, an increase of 2.8 % over the year earlier period.

• Guestbook Entries – 35.9 Mio as of June 30, 2014, an increase of 4.2 % yoy.

• Blog Entries – 35.3 Mio as of June 30, 2014, an increase of 1.2 % yoy.

“Based on our local user event presence, the user benefit strategy and the focus on regular mobile App updates, the Kiwibox network was able to follow the trend of user sign-ups and to keep the users bound to the community” said Andre Scholz, CEO and President of Kiwibox. “Thanks to our long-time experience with the KWICK! Community based in Germany, we were able to fulfill the front-end and back-end needs for this remarkable growth!”

Kiwibox.com expects to report its second quarter 2014 financial results on August 15th, 2014.

Market Position

The Kiwibox Network is in a unique position because it combines the excitement of a dating community with the benefits and accessibility of a real social network. The Kiwibox network encourages members to explore local events in their area, connect with other members and enjoy the additional member exclusive benefits the social network is offering.

Technology Development

The Kiwibox network is focusing on the fast growing mobile usage. At present, more than 500,000 company Apps are installed in the market. Kiwibox plans to release various monthly updates for its existing Apps and another two new mobile Apps by the end of the year. The company plans to integrate in-App shopping to be less dependent on the advertisement market.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the Internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de a photo blogging community. On September 30, 2011 Kiwibox.com acquired the German social network community KWICK!, finalizing the acquisition in May 2012 and currently our German affiliate. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

For more information please contact:

Andre Scholz, CEO

Phone: 1-347-836-4727

E-mail: ascholz@kiwiboxinc.com